Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
FORESTS GLOBAL, INC.

We consent to the use in this Registration Statement of Forests Global, Inc. (the "Company") and its subsidiaries on Form S-1 of our report, dated July 10, 2008, relating to the financial statements of the Company and its subsidiaries as of December 31, 2007 and 2006, appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in such prospectus.

/s/ JIMMY C.H. CHEUNG & CO
JIMMY C.H. CHEUNG & CO Certified Public Accountants Hong Kong Date: August 8, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmycheung@jimmycheungco.com Website: http://www.jimmycheungco.com

WILLIAMS LAW GROUP, P.A.
2503 West Gardner Court
Tampa, FL 33611

August 7, 2008

Forests Global, Inc.

Re: Registration Statement on Form S-1

Gentlemen:

I have acted as your counsel in the preparation on a Registration Statement on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering shares of Common Stock of Forests Global, Inc. (the "Stock").

In so acting, I have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies. This opinion is based upon the laws of the state of Nevada.

Based on the foregoing, I am of the opinion that:

1. The Stockis duly and validly issued, fully paid and nonassessable.

2. The issuance of the Stock has been duly authorized.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of a person whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

/S/Michael T. Williams
Michael T. Williams